Agreement and Plan of Merger
Among
CompX International Inc.
CompX Group, Inc.
and
CompX KDL LLC

Dated as of October 16, 2007

TABLE OF CONTENTS

Page

TABLE OF CONTENTS

ARTICLE I. THE MERGER

Section 1.1. The Merger
Section 1.2. Effective Time
Section 1.3. Succession of Surviving Company
Section 1.4. Certificate of Formation and Limited Liability Company Agreement
Section 1.5. Officers
Section 1.6. Continuation,Cancellation or Issuance of Membership Interests, Stock or Note
Section 1.7. Taking of Necessary Action

ARTICLE II. REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of CompX
Section 2.1. Representations and Warranties of KDL
Section 2.2. Representations and Warranties of CGI

ARTICLE III. CONDITION TO THE MERGER

ARTICLE IV. TERMINATION, WAIVER AND AMENDMENT

Section 4.1. Right of Termination
Section 4.2. Effect of Termination

ARTICLE V. MISCELLANEOUS

Section 5.1. Survival
Section 5.2. Sole Agreement of Parties
Section 5.3. Waiver; Modification or Amendment
Section 5.4. Further Assurances
Section 5.5. Exhibit; Cross-References; Headings
Section 5.6. Severability
Section 5.7. Counterparts
Section 5.8. Applicable Law

SIGNATURE PAGE

EXHIBIT A SUBORDINATED TERM LOAN PROMISSORY NOTEA

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made as of October 16, 2007 among CompX International Inc., a Delaware corporation (“CompX”), CompX KDL LLC, a Delaware limited liability company of which CompX is the sole member (“KDL”), and CompX Group, Inc., a Delaware corporation (“CGI”).

Recitals

A.           On the date of this Agreement:

(1)  the authorized capital stock of CGI consists of 13,000 shares of common stock, par value $0.01 per share (the “CGI Common Stock”), of which 12,586.82 shares are outstanding;

(2)  CGI is the record holder of 2,586,820 shares (the “CGI CompX Class A Common Stock Shares”) of class A common stock, par value $0.01 per share (the “CompX Class A Common Stock”), of CompX and 10.0 million shares (collectively with the CGI CompX Class A Common Stock Shares, the “CGI CompX Common Stock Shares”) of the class B common stock, par value $0.01 per share, of CompX (the “CompX Class B Common Stock” and collectively with the CompX Class A Common Stock, the “CompX Common Stock”);

(3)  NL Industries, Inc., a New Jersey corporation that is a parent of CompX (“NL”), is the record holder of 10,374 shares of CGI Common Stock;

(4)  Titanium Metals Corporation, a Delaware corporation that is related to CompX, is the sole stockholder of TIMET Finance Management Company, a Delaware corporation (“TFMC”);

(5)  TFMC is the record holder of 2,212.82 shares of CGI Common Stock; and

(6)  NL and TFMC are the only stockholders of CGI.

B.           CGI and KDL desire to merge upon the terms set forth in this Agreement.

C.           NL and TFMC, as the only stockholders of CGI, and CompX, as the sole member of KDL, have each approved and adopted this Agreement.

D.           The parties to this Agreement desire to consummate the merger in accordance with the provisions of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

Agreement

In consideration of the premises and the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows.

ARTICLE I.
THE MERGER

Section 1.1.  The Merger.  Upon the terms and subject to the conditions of this Agreement and in accordance with the relevant provisions of the Delaware General Corporation Law and the Delaware Limited Liability Act, each as amended (each, as applicable, the “Applicable Delaware Entity Law”), CGI shall merge with and into KDL (the “Merger”) at the Effective Time (as defined below).

Section 1.2.  Effective Time.  The Merger requires the filing of documents with the Secretary of State of the state of Delaware.  The Merger shall be effective as of the filing of a certificate of merger with the Secretary of State of the state of Delaware or such later time as the certificate of merger states the effective time of the Merger shall be (the “Effective Time”).

Section 1.3.  Effects of the Merger.  As of the Effective Time, the separate corporate existence of CGI shall cease and it shall merge with and into KDL as the surviving company (the “Surviving Company”).  The Merger shall have the effects set forth in this Agreement and in the Applicable Delaware Entity Law.

Section 1.4.  Certificate of Formation and Limited Liability Company Agreement.  Upon the Effective Time, the certificate of formation and limited liability company agreement of KDL shall be the certificate of formation and limited liability company agreement of the Surviving Company.

Section 1.5.  Officers.  At the Effective Time, the officers of KDL immediately prior to the Effective Time shall be the officers of the Surviving Company.  Subject to the limited liability company agreement of the Surviving Company and the Delaware Limited Liability Act, as amended, each of the Surviving Company’s officers shall serve until his or her successor is elected or appointed and qualified or until his or her earlier death, incapacity, resignation or removal.

Section 1.6.  Continuation, Cancellation or Issuance of Membership Interests, Stock or Note.  At the Effective Time, by virtue of the Merger and without any action on the part of any party to this Agreement, the following shall occur:

(a)           each limited liability company interest in KDL outstanding prior to the Effective Time shall upon the Effective Time remain unchanged and continue to remain outstanding as a limited liability company interest in the Surviving Company;

(b)           each share of the CGI Common Stock outstanding immediately prior to the Effective Time shall upon the Effective Time automatically be canceled and retired and shall cease to exist.

(c)           each CGI CompX Common Stock Share outstanding immediately prior to the Effective Time shall upon the Effective Time automatically be canceled;

(d)           CompX shall issue to NL upon the Effective Time 374,000 new shares of CompX Class A Common Stock and 10,000,000 new shares of CompX Class B Common Stock (collectively, the “New NL CompX Common Stock Shares”); and

(e)           CompX shall execute and deliver to TFMC a subordinated term loan promissory note substantially on the terms set forth on Exhibit A attached to this Agreement (the “Promissory Note”).

The other parties agree that CompX has joined this Agreement to accommodate the structure of the Transaction as expressed by the other parties and all the parties agree that the cancellation of the CGI CompX Common Stock Shares shall not be deemed an “acquisition” by CompX under paragraph B(v)(g) of Article Four of CompX’s restated certificate of incorporation.

Section 1.7.  Taking of Necessary Action.  In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement or to vest the Surviving Company with full title to all assets, rights, approvals, immunities and franchises of CGI, the officers and directors, or the former officers and directors, as the case may be, of CGI and the Surviving Company shall take all such action, at the expense of the Surviving Company.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

Section 2.1.  Representations and Warranties of CompX.  CompX hereby represents and warrants to each other party to this Agreement as of the date of this Agreement, and as of the Effective Time as if made at such time, as follows:

(a)           Authority.  It is a corporation validly existing and in good standing under the laws of the state of its incorporation.  It has full corporate power and authority, without the consent or approval of any other person, to execute and deliver this Agreement and the Promissory Note and to consummate the transactions contemplated by this Agreement (collectively, the “Transactions”).  All corporate action required to be taken by or on behalf of it to authorize the execution, delivery and performance of this Agreement has been duly and properly taken.

(b)           Validity.  This Agreement is duly executed and delivered by it and constitutes its lawful, valid and binding obligation, enforceable in accordance with its terms.  The Promissory Note when executed will be duly executed and delivered by it and shall constitute its lawful, valid and binding obligation, enforceable in accordance with its terms.  The execution and delivery of this Agreement and the Promissory Note and the consummation of the Transactions by it are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under (a) its charter or bylaws; (b) any material contract, agreement or other instrument to which it is a party or by which it is bound; (c) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to it; or (d) any law, rule or regulation applicable to it, except in each case for such prohibitions, violations, conflicts or defaults that would not have a material adverse consequence to the Transactions.

(c)           Title to New NL CompX Common Stock Shares.  At the Effective Time, the New NL CompX Common Stock Shares shall be validly issued and non-assessable and NL will acquire good and marketable title to the New NL CompX Common Stock Shares, free and clear of any liens, encumbrances, security interests, restrictive agreements, claims or imperfections of any nature whatsoever, other than restrictions on transfer imposed by applicable securities laws.

Section 2.1.  Representations and Warranties of KDL.  KDL hereby represents and warrants to each other party to this Agreement as of the date of this Agreement, and as of the Effective Time as if made at such time, as follows:

(a)           Authority.  It is a limited liability company validly existing and in good standing under the laws of the state of its formation.  It has full power and authority, without the consent or approval of any other person, to execute and deliver this Agreement and to consummate the Transactions.  All action required to be taken by or on behalf of it to authorize the execution, delivery and performance of this Agreement has been duly and properly taken.

(b)           Validity.  This Agreement is duly executed and delivered by it and constitutes its lawful, valid and binding obligation, enforceable in accordance with its terms.  The execution and delivery of this Agreement and the consummation of the Transactions by it are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under (a) its certificate of formation or limited liability company agreement; (b) any material contract, agreement or other instrument to which it is a party or by which it is bound; (c) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to it; or (d) any law, rule or regulation applicable to it, except in each case for such prohibitions, violations, conflicts or defaults that would not have a material adverse consequence to the Transactions.

Section 2.2.  Representations and Warranties of CGI.  CGI hereby represents and warrants to each other party to this Agreement as of the date of this Agreement, and as of the Effective Time as if made at such time, as follows:

(a)           Authority.  It is a corporation validly existing and in good standing under the laws of the state of its incorporation.  It has full corporate power and authority, without the consent or approval of any other person, to execute and deliver this Agreement and to consummate the Transactions.  All corporate action required to be taken by or on behalf of it to authorize the execution, delivery and performance of this Agreement has been duly and properly taken.

(b)           Validity.  This Agreement is duly executed and delivered by it and constitutes its lawful, valid and binding obligation, enforceable in accordance with its terms.  The execution and delivery of this Agreement and the consummation of the Transactions by it are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under (a) its charter or bylaws; (b) any material contract, agreement or other instrument to which it is a party or by which it is bound; (c) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to it; or (d) any law, rule or regulation applicable to it, except in each case for such prohibitions, violations, conflicts or defaults that would not have a material adverse consequence to the Transactions.

(c)           Title to CGI CompX Common Stock Shares.  It has, and at all times immediately prior to the Effective Time will have, good and marketable title to the CGI CompX Common Stock Shares free and clear of any liens, encumbrances, security interests, restrictive agreements, claims or imperfections of any nature whatsoever, other than restrictions on transfer imposed by applicable securities laws.

ARTICLE III.
CONDITION TO THE MERGER

The obligation of each party to consummate the transactions to be performed by it pursuant to this Agreement is subject to the satisfaction of all applicable material regulatory approvals.

ARTICLE IV.
TERMINATION, WAIVER AND AMENDMENT

Section 4.1.  Right of Termination.  This Agreement and the transactions contemplated herein may be terminated and abandoned at any time prior to the Effective Time by the mutual consent of all of the parties to this Agreement.

Section 4.2.  Effect of Termination  In the event of the termination and abandonment hereof, pursuant to the provisions of Section 4.1, this Agreement shall become void and have no effect, without any liability on the part of any party to this Agreement, or its respective directors, officers, stockholders or members, as applicable, with respect to this Agreement, except for liability of the party for its respective expenses.

ARTICLE V.
MISCELLANEOUS

Section 5.1.   Survival.  The representations and warranties set forth in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated herein.

Section 5.2.  Sole Agreement of Parties.  This Agreement and the documents referred to herein constitute the full understanding of the parties and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.

Section 5.3.  Waiver; Modification or Amendment.  Any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefits thereof.  This Agreement may not be modified or amended except in a writing signed by all of the parties.

Section 5.4.  Further Assurances.  Each party hereto agrees to execute any and all documents, and to perform such other acts, whether before or after the Effective Time, that may be reasonably necessary or expedient to further the purposes of this Agreement or to further assure the benefits intended to be conferred hereby.

Section 5.5.  Exhibit; Cross-References; Headings.  The exhibit to this Agreement is incorporated herein and made a part hereof for all purposes.  All sections and articles referred to herein are sections and articles of this Agreement and the exhibit referred to herein is the exhibit attached to this Agreement.  Descriptive headings as to the contents of particular articles and sections are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Section 5.6.  Severability.  In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (ii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (iii) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

Section 5.7.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument.

Section 5.8.  Applicable Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the state of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

SIGNATURE PAGE

The parties hereto have executed this Agreement as of the date first above written.

CompX International Inc. By: /s/ Darryl R. Halbert Darryl R. Halbert, Vice President

CompX Group, Inc. By: /s/ Gregory M. Swalwell Gregory M. Swalwell, Vice President

CompX KDL LLC By: /s/ Kelly D. Luttmer Kelly D. Luttmer, Vice President

        EXHIBIT A

        SUBORDINATED TERM LOAN PROMISSORY NOTE

        $43,149,990.00   October [__], 2007

For and in consideration of value received, the undersigned, COMPX INTERNATIONAL INC., a corporation duly organized under the laws of Delaware (“Maker”), promises to pay to the order of TIMET FINANCE MANAGEMENT COMPANY, a corporation duly organized under the laws of Delaware (“Payee”), at its address 1007 Orange Street, Suite 1414, Wilmington, Delaware 19801, in lawful money of the United States of America, the principal sum of Forty Three Million One Hundred Forty Nine Thousand Nine Hundred and Ninety United States Dollars ($43,149,990.00) together with interest from the date hereof on the amount of principal from time to time outstanding at a rate equal to the three month United States LIBOR rate as quoted from time to time by The Wall Street Journal or other reliable source, plus one percent (1.00%) per annum. Interest shall be calculated on the basis of a year of 365/366 days and for the actual number of days (including the first, but excluding the last day) elapsed and shall be paid in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2007.

Principal payments of $205,200 will be due and payable quarterly on the last day of each March, June, September and December commencing September 30, 2008, with any and all remaining outstanding principal and any accrued unpaid interest due on September 30, 2014 (the “Maturity Date”). All payments on this Note shall be applied first to accrued and unpaid interest, next to accrued interest not yet payable, and then to principal against the scheduled principal payments from earliest to latest. Maker may prepay principal at any time without penalty. In the event that principal or interest is not paid within five days of when due or declared due, interest shall thereafter accrue on the full amount of such payment at the rate of United States LIBOR plus three percent (3%) per annum.

Notice of written demand for payment shall be made by Payee to Maker by certified mail, postage prepaid and return receipt requested to Maker’s address as set forth under its signature below. The demand for payment or any other communication shall be deemed given and effective as of the date of delivery or upon receipt as set forth on the return receipt.

Upon the occurrence and during the continuation of an Event of Default (as defined below), Payee shall have all of the rights and remedies provided in the applicable Uniform Commercial Code, this Note or any other agreement between Maker and in favor of Payee, as well as those rights and remedies provided by any other applicable law, rule or regulation. In conjunction with and in addition to the foregoing rights and remedies of Payee, Payee may declare all indebtedness due under this Note, although otherwise unmatured, to be due and payable immediately without notice or demand whatsoever. All rights and remedies of the holder are cumulative and may be exercised singly or concurrently. The exercise of any right or remedy will not be a waiver of any other right or remedy.

For purposes of this Note, an Event of Default shall mean any one of the following events:

(a)           Maker fails to pay quarterly principal payments when due or interest payments within 30 days of becoming due;

        SUBORDINATED TERM LOAN PROMISSORY NOTE

        $43,149,990.00     October [__], 2007

(b)           Maker otherwise fails to perform or observe any other provision contained in this Note and such breach or failure to perform shall continue for a period of thirty days after notice thereof shall have been given to Makers by the holder hereof;

(c)           Maker defaults under any loan, extension of credit, security agreement, or any other agreement, in favor of any other creditor or person that may materially affect Maker’s ability to repay this Note or perform Maker’s obligations under this Note; or

(d)           Maker becomes insolvent, a receiver is appointed for any part of Maker’s property, Maker makes an assignment for the benefit of creditors, or any proceeding is commenced either by Maker or against Maker under any bankruptcy or insolvency laws.

In the event Payee incurs costs in collecting on this Note, this Note is placed in the hands of any attorney for collection, suit is filed on this Note or if proceedings are had in bankruptcy, receivership, reorganization, or other legal or judicial proceedings for the collection of this Note, Maker agrees to pay on demand to Payee all expenses and costs of collection, including, but not limited to, reasonable attorneys’ fees incurred in connection with any such collection, suit, or proceeding, in addition to the principal and interest then due.

It is agreed that time is of the essence on this Note. The failure of the holder of this Note to exercise any remedy shall not constitute a waiver on the part of the holder of the right to exercise any remedy at any other time. It is the intention of Maker and Payee to conform strictly to applicable usury laws, if any. Accordingly, notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, it is agreed as follows: (i) the aggregate of all interest and any other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with the obligation evidenced hereby shall under no circumstances exceed the maximum amount of interest permitted by applicable law, if any, and any excess shall be deemed a mistake and canceled automatically and, if theretofore paid, shall, at the option of Payee, be refunded to Maker or credited on the principal amount of this Note; and (ii) in the event that the entire unpaid balance of this Note is declared due and payable by Payee, then earned interest may never include more than the maximum amount permitted by applicable law, if any, and any unearned interest shall be canceled automatically and, if theretofore paid, shall at the option of Payee, either be refunded to Maker or credited on the principal amount of this Note.

Maker expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate, notice of acceleration, bringing of suit and diligence in taking any action to collect amounts called for hereunder and is and shall be liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

        SUBORDINATED TERM LOAN PROMISSORY NOTE

        $43,149,990.00   October [__], 2007

If any payment of principal on this Note shall become due on a Saturday, Sunday or public holiday under the laws of Delaware, United States of America, on which banks are not open for business, such payment shall be made on the next succeeding business day in which banks are open for business.

Pursuant to the terms of that certain Subordination Agreement dated October [__], 2007, executed by the Payee, the Maker and certain subsidiaries of the Maker, the indebtedness evidenced by this Note is subordinate and junior in right of payment, to all principal, interest, charges, expenses and attorneys’ fees arising out of or relating to all indebtedness, liabilities and obligations of Maker arising under that certain Credit Agreement dated December 23, 2005, as amended by that certain First Amendment to Credit Agreement dated October [__], 2007, by and between Maker and the Administrative Agent and Lenders set forth therein and all other amendments and modifications thereto, and the Loan Documents (as defined in such Credit Agreement), whether outstanding on the date of this Note or subsequently incurred to renew, extend, modify, or otherwise amend such superior indebtedness (the “Superior Debt”). Superior Debt shall continue to be Superior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification, or waiver of any term of the Superior Debt or extension or renewal of the Superior Debt.

This Note shall be governed by and construed in accordance with the domestic laws of the state of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware..

MAKER:

COMPX INTERNATIONAL INC.

By:

Name:

Title:

Address:

CERTIFICATE OF SECRETARY
OF
CompX Group, Inc.

The undersigned, being the secretary of CompX Group, Inc., a Delaware corporation (“CompX Group”), does hereby certify pursuant to Section 251 of the General Corporation Law of the state of Delaware that the stockholders of CompX Group duly adopted this Agreement and Plan of Merger by a written consent to action without a meeting pursuant to and in accordance with Section 228 of the General Corporation Law of the state of Delaware.

/s/ A. Andrew R. Louis
A. Andrew R. Louis, Secretary

Date:  October 16, 2007